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                                                                    EXHIBIT 1.02
                                                                       (AMENDED)



                    CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                           AUXILIARY SELLING AGREEMENT


           This Agreement made as of the ________ day of _________________ , 1999 by and among Campbell Strategic Allocation Fund, L.P., a Delaware limited partnership (the "Partnership"), Campbell & Company, Inc. (the "General Partner") and H. Beck, Inc., a ____________________ corporation (the "Introducing Firm").


                              W I T N E S S E T H:


           WHEREAS, the Introducing Firm desires to introduce certain registered broker-dealers which are members of the National Association of Securities Dealers, Inc. (the "Broker-Dealers") to the Partnership to be considered as potential selling agents of the Partnership; and

           WHEREAS, the Partnership and the General Partner wish to have the Introducing Firm introduce them to certain Broker-Dealers pursuant to the terms of this Agreement.

           NOW, THEREFORE, the parties hereto agree as follows:

           1.         OFFERING OF UNITS

           (a)        Appointment

           The Partnership hereby appoints the Introducing Firm on a non-exclusive basis to introduce it to Broker-Dealers which may be interested in becoming selling agents of the Partnership. The Introducing Firm is not authorized by this Agreement to offer and sell the Units of the Partnership.

           (b)        Compensation

           In consideration of the Introducing Firm successfully introducing Broker-Dealers which become selling agents of the Partnership, the General Partner shall pay the Introducing Firm an amount equal to one-fourth of the total selling commissions, which would reduce the compensation to such selling agent by such same amount.

           In the event all regulatory approvals are obtained, including from the NASD, in consideration of the provision by the Introducing Firm of the additional services specified below in this subsection (b), the General Partner will pay to the Introducing Firm (provided it represents that it is registered with the CFTC as a futures commission merchant or introducing broker and is a member in good standing of the NFA in such capacity) in an amount up to 4% per annum of Net Asset Value (determined as of the last day of the immediately preceding month) of Units outstanding at the end of such month serviced by the Introducing Firm. Such compensation shall commence at the beginning of the thirteenth full month after the sale of the Units. The Introducing Firm may pay such compensation to its registered representatives who are registered as associated persons with the CFTC and have passed the National Commodity Futures Examination (Series 3) or the Futures Managed Funds Examination (Series 31) or are exempt from such registration.


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            The ongoing compensation specified above in this subsection (b)
shall be in consideration of and is contingent upon the provision by the Introducing Firm of additional services in connection with the Units sold by the selling agent, including: (w) inquiring of the General Partner from time to time, at the request of an owner of Units or the Broker-Dealer, as to the Net Asset Value of a Unit; (x) inquiring of the General Partner from time to time, at the request of an owner of Units or the Broker-Dealer, regarding the commodities markets and the Partnership; (y) assisting, at the request of the General Partner, in the redemption of Units; and (z) providing such other services to the owners of Units or the Broker-Dealer as the General Partner may, from time to time, reasonably request. The Introducing Firm also will insure that any of its registered representatives to whom compensation is passed on pursuant to this subsection (b) will cooperate in providing the services specified in clauses (w) through (z) above for as long as such representative continues in the employment of the Introducing Firm. The Introducing Firm shall forfeit its rights hereunder to receive any additional compensation for the entirety of any month during which it is not duly registered with the CFTC as a futures commission merchant or introducing broker and a member in good standing of NFA.

            2.    UNDERTAKING OF INTRODUCING FIRM

            The Introducing Firm will use its best efforts to find eligible Broker-Dealers to participate as selling agents. In connection therewith, the Introducing Firm represents, warrants and agrees that it will comply fully with all applicable laws and the rules of the NASD, the SEC, the CFTC, the securities or Blue Sky administrators of the several states and various other jurisdictions and any other applicable regulatory body.

            3.    REPRESENTATIONS AND WARRANTIES

            (a) The General Partner, on behalf of the Partnership, represents and warrants to the Introducing Firm that:

                  (i) The Partnership is duly organized and validly existing as a limited partnership under the laws of the State of Delaware, and has full power and authority under the Limited Partnership Agreement to conduct its business to be conducted as described in the Registration Statement and Prospectus and to issue, sell and deliver the Units.

                  (ii) The Partnership has all federal and state governmental and regulatory approvals and licenses, and is maintaining on a current basis all filings and registrations with federal and state governmental and regulatory agencies, required to conduct its business to be conducted, all as described in the Registration Statement and Prospectus.

            (b) The General Partner represents and warrants to the Introducing Firm that:

                  (i) It is a corporation duly organized and validly existing in good standing under the laws of the State of Maryland has full corporate power to perform its obligations and enter into the transactions described in the Registration Statement and Prospectus, as the same may be amended or supplemented. All the present principals of the General Partner are identified as such in the Registration Statement and Prospectus.

                  (ii) It has all federal and state governmental and regulatory, approvals and commodity exchange licenses, and is maintaining on a current basis all filings and registrations with federal and state governmental and regulatory agencies, required to act as described in the Registration Statement and Prospectus (including, without limitation, registration as a commodity pool operator under the Commodity Act and membership as a commodity pool operator in NFA), and the performance of such actions will not violate or result in a breach of any provision of the Articles of Incorporation, By-Laws or any agreement, instrument, order, law or regulation binding


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         upon it.

            (c) The Introducing Firm represents and warrants to the Partnership and the General Partner:


                  (i) The Introducing Firm is a corporation duly organized and validly existing and in good standing under the laws of the State of __________, is a member in good standing of the NASD and has full power and authority to act as selling agent in the manner contemplated by this Agreement. It is in good standing and qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification and the failure to be duly qualified would materially adversely affect its ability to perform its obligations hereunder.

                  (ii) The Introducing Firm is in good standing and in compliance with all applicable broker-dealer registration requirements in the places where it engages in the activities contemplated herein and all such laws and applicable rules and regulations of the NASD and other self-regulatory organizations.

                  (iii) In particular, and not by way of limitation, the Introducing Firm represents and warrants that it is aware of NASD Rule 2810 and that it will comply fully with all the terms thereof to the extent Appendix F applies to the conduct contemplated herein.

                  (iv) The Introducing Firm and its representatives have all required federal and state governmental and regulatory approvals and licenses and have effected all filings and registrations with federal and state governmental and regulatory agencies required to conduct its business and to perform their obligations under this Agreement. The performance of the obligations of the Introducing Firm under this Agreement will not violate or result in a breach of any provisions of its Articles of Incorporation or bylaws or any agreement, instrument, order, law or regulation binding upon it.

            4.    INDEMNIFICATION

            (a) The General Partner agrees to indemnify and hold harmless the Introducing Firm against any and all losses, claims, damages, costs, expenses, liabilities, joint or several (including any investigatory, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), and actions to which they, or any of them, may become subject under the Securities Act, the Securities Exchange Act of 1934, the Commodity Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, costs, expenses, liabilities or actions do not arise out of or are not based upon any action or omission of the Introducing Firm constituting negligence, misconduct, or violation of this Agreement or applicable laws or regulations.

            (b) The Introducing Firm agrees to indemnify and hold harmless the Partnership and the General Partner to the same extent as the foregoing indemnity from the General Partner set forth in subsection (a) of this Section 4 (and, in the case of the General Partner, for any indemnity paid by the General Partner pursuant to subsection (a) of this Section 4), but only insofar as such losses, claims, damages, costs, expenses, liabilities or actions arise out of or are based upon acts or omissions of the Introducing Firm constituting negligence, misconduct or violation of this Agreement or applicable laws or regulations.

      (c) Notwithstanding any other provision of this Agreement, indemnification of the General Partner or its controlling persons by the Partnership shall be permitted only to the extent permitted by the Agreement of Limited Partnership, as amended.

      (d) Any party which proposes to assert the right to be indemnified under this Section 4 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnified party under this Section 4 notify each such


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indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, and the omission so to notify such indemnifying party of any such action, suit or proceeding shall relieve it from any liability which it may have to any indemnified party under this Section 4 to the extent, and only to the extent, that such omission was prejudicial to the indemnifying party. In no event shall any such omission relieve an indemnifying party of any liability which it may have to an indemnified party otherwise than under this Section 4. In case any such action, suit or proceeding shall be brought against any indemnified party, and such party shall notify the indemnifying party of the commencement thereof; the indemnifying party shall be entitled to participate therein, and, if it shall wish, individually or jointly with any other indemnifying party, to assume (or have such other party assume) the defense thereof, with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election (or the election of such other party) so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation requested by the indemnifying party (or such other party), subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment by counsel by such indemnified party has been authorized by the indemnifying party (or such other indemnifying party as may have assumed the defense of the action in question), (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying party (or such other party) and the indemnified party in the conduct of the defense of such action (in which case the indemnifying party (or such other party) shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party (subject to possible reimbursement of the indemnifying party by such other party). An indemnifying party shall not be liable for any settlement of any action or claim effected without its consent.

            (e) The exculpation provisions of the Advisory Agreement or the Agreement of Limited Partnership shall not relieve the General Partner or its principals from any liability they may have or incur to the Partnership under this Agreement.

               5. FEES AND EXPENSES

                  Each party shall bear all of its expenses under this Agreement, including fees and disbursements of its counsel.

               6. SURVIVAL; SUCCESSORS AND ASSIGNS

                  The indemnification agreements and the agreements, representations and warranties herein shall survive termination of the Agreement.

                  This Agreement has been and is made solely for the benefit of the Introducing Firm, the Partnership and the General Partner and their respective successors and assigns. The term "successors and assigns" shall not include any purchaser of Units merely because of such purchase. In the event the registered representative of the Introducing Firm who intends to act on its behalf as contemplated by this Agreement determines to transfer his registration to another NASD-member firm, the Introducing Firm agrees to assign all of its rights to compensation herein with respect to sales of units made after such transfer of registration to such other member firm.

               7. NOTICES

                  Any notices under this Agreement shall be in writing (including telegraphic communication) or by telephone, confirmed in writing, all such writings to be sent by first class mail, postage prepaid, addressed to the recipient party at the address previously furnished in writing by such party to each of the other parties hereto. Copies of all notices shall be sent to Sidley & Austin, 875 Third Avenue, New York, New York 10022, Attn: Michael Schmidtberger.


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               8. COUNTERPARTS

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

               9. ENTIRE AGREEMENT

                  This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein.

              10. GOVERNING LAW

                  This Agreement shall be deemed to be made under and construed in accordance with the law of the State of Delaware, without regard to principles of conflicts of laws.

                  IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

                                   CAMPBELL STRATEGIC ALLOCATION FUND, L.P.

                                   By: CAMPBELL & COMPANY, INC.,
                                         ITS GENERAL PARTNER



                                   By:
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                                   CAMPBELL & COMPANY, INC.



                                   By:
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                                  H. BECK, INC.



                                  By:
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